UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition
On February 21, 2017, Red Robin Gourmet Burgers, Inc. issued a press release describing selected financial results for the fourth fiscal quarter and fiscal year ended December 25, 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the supplemental financial information for the fourth fiscal quarter and fiscal year ended December 25, 2016, that will be referred to during today’s investor conference call and webcast is being furnished as Exhibit 99.2 to this Form 8-K.
The information in this Item 2.02, including the information set forth in Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of New Principal Accounting Officer
On February 16, 2017, the Board of Directors of the Company designated Mr. Guy Constant as the Company’s principal accounting officer, effective March 1, 2017.
Concurrently with the appointment of Mr. Constant to this role, Mr. Terry Harryman, who served as the Company’s Chief Accounting Officer and Controller (and principal accounting officer) since joining the Company in October 2012, was appointed to the position of Vice President, Finance, Planning and Investor Relations. Effective March 1, 2017, Mr. Harryman will cease to perform the duties of principal accounting officer for the Company in connection with the transition to his new position and Mr. Constant’s appointment as principal accounting officer.
Mr. Constant, age 52, joined the Company in December 2016 as Executive Vice President and Chief Financial Officer (our principal financial officer). He will continue in these positions and will continue to serve as our principal financial officer. Prior to joining the Company, and as previously disclosed when Mr. Constant joined the Company, Mr. Constant served as Chief Financial Officer, Executive Vice President of Finance, and Treasurer of Rent-A-Center, Inc. from June 2014 until December 2016. Mr. Constant served as the Chief Financial Officer and Executive Vice President of Brinker International Inc. from September 2010 to March 2014 and also served as its principal accounting officer. He served as the President of Global Business Development of Brinker International, Inc., from January 2013 to March 2014. He served as Senior Vice President of Finance from May 2008 to September 2010, Vice President of Strategic Planning and Analysis and Investor Relations from September 2005 to May 2008, and Senior Director of Compensation from November 2004 to September 2005. Prior to Brinker, he spent nine years at AMR Corporation, the parent of American Airlines, in various marketing, finance, and human resources positions of increasing scope and responsibility. He earned his Bachelor of Arts in Economics and Political Science from the University of Manitoba and a Master of Business Administration from the University of Western Ontario.
Mr. Constant is not and has not been involved in any related party transactions with the Company and does not have any family relationships with any other director, executive officer, or any persons nominated for such positions. There is no arrangement or understanding between Mr. Constant and any other person pursuant to which Mr. Constant was appointed as Chief Accounting Officer of the Company.

ITEM 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated February 21, 2017.
99.2	Supplemental Financial Information dated February 21, 2017, provided by Red Robin Gourmet Burgers, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

Date: February 21, 2017
By:     /s/ Guy J. Constant
Name:    Guy J. Constant
Title:    Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated February 21, 2017.
99.2	Supplemental Financial Information dated February 21, 2017 provided by Red Robin Gourmet Burgers, Inc.